Exhibit (10)(xxiii)(11)

AMENDMENT NUMBER ELEVEN TO

THE NORTHERN TRUST COMPANY THRIFT-INCENTIVE PLAN

(As Amended and Restated Effective January 1, 2005)

WHEREAS, The Northern Trust Company (the “Company”) maintains The Northern Trust Company Thrift-Incentive Plan, As Amended and Restated Effective January 1, 2005 (the “Plan”); and

WHEREAS, amendment of the Plan is now considered desirable; and

WHEREAS, the Company previously adopted certain changes to the Plan in compliance with the Pension Protection Act of 2006 (the “PPA”) and now wishes to adopt additional changes in good faith compliance with the PPA, as well as certain administrative changes;

NOW, THEREFORE, by virtue and in exercise of the amending power reserved to the undersigned officer under section 11.1 of the Plan, the Plan is hereby amended, effective as of the dates provided herein, as follows:

1.	Effective as of January 1, 2008, to delete section 5.3(b) of the Plan in its entirety and to substitute the following therefor: “(b) [Deleted effective as of January 1, 2008].”

2.	Effective as of the date this Amendment is executed, to delete the phrase “as the Participant shall have directed” from the last sentence of section 5.4 of the Plan.

3.	Effective as of the date this Amendment is executed, to delete the word “Company” from the phrase “Company Matching Contribution Account” in the last sentence of section 8.1 of the Plan.

4.	Effective January 1, 2010, in section 8.7(a) of the Plan, to delete the word “and” following the phrase “Basic Contribution Account,” to delete the period following the phrase “Before-Tax Deposit Account” and to substitute a comma followed by the word “and” therefor, and to add the following at the end of that section: “(9) Former ESOP Account.”

5.	Effective as of the date this Amendment is executed, to delete the phrase “paragraph 6” from section 8.7(b)(1) of the Plan and to substitute the following therefor: “subsection (7) of this section 8.7(b).”

6.	Effective January 1, 2010, to add the following at the end of section 8.7 (d) of the Plan:

“Withdrawals under this section 8.7 shall be made in cash, except that a Participant who withdraws his or her entire vested Account balance under section 8.7(a) may elect to receive his or her interest in the Northern Trust Stock Fund or Former ESOP Northern Trust Stock Fund in kind in full shares of Company Stock, with any balance representing a fraction of a share being paid in cash.

Separate elections may be made by the Participant with respect to his or her interest in the Northern Trust Stock Fund and Former ESOP Northern Trust Stock Fund.”

7.	Effective January 1, 2010, to add the following as a new section 8.9(i) of the Plan:

(i)	The Committee may in its discretion impose upon Participants who obtain loans a reasonable, uniform fee, as determined by the Committee from time to time, to cover the costs of processing and administering the loan. Such fee will be added to the loan amount, unless the Company has established an alternative means for Participants to pay such fees.”

8.	Effective January 1, 2010, to delete section 9.1 of the Plan in its entirety and to substitute the following therefor:

“9.1	Termination of Service or Retirement

(a)	Subject to section 8.5, a benefit payable to a Participant or Inactive Participant upon a Break in Service for reasons other than reaching Early Retirement Age under the Pension Plan or death shall be distributed in one lump sum.

(b)	Subject to section 8.5, a Participant or Inactive Participant who incurs a Break in Service after reaching Early Retirement Age (but before reaching Normal Retirement Age) under the Pension Plan may elect:

(1)	to receive his or her benefit in one lump sum, or

(2)	to defer distribution of his or her benefit. Any Former Participant who has deferred distribution of his or her benefit under this section 9.1(b)(2) may subsequently elect to receive a distribution of all or part of his or her benefit no more than once each calendar month, subject to such rules and procedures as the Committee shall determine. Distributions under this section 9.1(b)(2) shall be subject to section 6.4, and no distribution shall reduce the value of the Former Participant’s Account below zero. Any partial distribution from the Account of any such Former Participant shall be charged against the Account’s investment in the Investment Funds in the order designated in Schedule B.”

9.	Effective January 1, 2010, to delete the first sentence of section 9.3 of the Plan in its entirety and to substitute the following therefor:

“A lump sum payment or other distribution shall be made as soon as reasonably practicable (and under ordinary circumstances in no more than 60 days) after a Member or his or her Beneficiary is entitled to a distribution under section 8.1, 8.2 or 8.3 or after a Former Participant requests a distribution under section 9.1(b)(2), as applicable, subject to the completion of any applicable benefit consent, claim or claim review procedures, and except as otherwise provided in section 9.7.”

10.	Effective January 1, 2010, to add the following as a new last sentence in section 9.3 of the Plan:

“The Account of a Former Participant who has elected to defer distribution of his or her account under section 9.1(b)(2) shall be treated in all respects as are Accounts of continuing Participants, except that (a) no additions may be made to such Account and (b) the Former Participant may not exercise the rights granted under sections 8.7, 8.8 or 8.9.”

11.	Effective January 1, 2010, to delete the second sentence of section 9.4 of the Plan in its entirety and to substitute the following therefor:

“Subject to section 8.5, in such case, any lump sum payment shall be made as soon as reasonably practicable (but in no event more than 60 days) after the Valuation Date immediately following that date, and in the case of a Former Participant who has elected to defer distribution of his or her benefit under section 9.1(b)(2), distribution of such Former Participant’s benefit shall be made in accordance with sections 9.1(b)(2) and 9.3.”

12.	Effective as of January 1, 2007, to delete the last sentence of section 9.6(b)(1) of the Plan in its entirety and to substitute the following therefor:

“A distribution shall not fail to be an eligible rollover distribution merely because of portion of it consists of after tax deposits; provided such portion may be rolled over only to an individual retirement account or annuity described in section 408(a) or (b) of the Code, or to a qualified trust or an annuity contract described in section 403(b) of the Code, and such trust or contract agrees to separately account for the amounts so transferred (and earnings thereon), including separately accounting for the portion of such distribution that is includible in gross income and the portion that is not so includible.”

13.

Effective as of January 1, 2008 for Members, their surviving Spouses and a Member’s Spouse or former Spouse who is an alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code and effective January 1, 2010 for a Member’s Beneficiary who is not the Member’s surviving Spouse or a Member’s Spouse or former Spouse who is an alternate payee under a qualified domestic relations order, to add the following as new clause (iii) of section 9.6(b)(2), of the Plan and to renumber clauses (iii) through (vi) as (iv) through (vii) respectively: “(iii) a Roth IRA described in section 408A of the Code.”

14.	Effective as of January 1, 2008, to add the following as a new last sentence in section 9.6(b)(2) of the Plan:

“In the case of a distribution to a Member’s Beneficiary who is not the Member’s surviving Spouse, or a Spouse or former Spouse who is an alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code, an eligible retirement plan shall be limited to those individual retirement plans described in clauses (i), (ii) and (iii) of this section 9.6(b)(2).”

IN WITNESS WHEREOF, the Company has caused this amendment to be executed on its behalf this 17th day of December, 2009, effective as of the dates provided herein.

THE NORTHERN TRUST COMPANY

By:	/s/ Timothy P. Moen
Name:	Timothy P. Moen
Title:	Executive Vice President and Human Resources Department Head